EXHIBIT 24.2

            Consent of Independent Auditors

     We consent to the incorporation by reference in:
(i) the Registration Statement Number 33-21598 on Form
S-8; (ii) the Registration Statement Number 33-49040 on
S-8  and (iii) the Registration Statement Number 33-
64110 on Form S-8 pertaining to the 1987 Stock Option
Plan of Electrosource, Inc.; (i) the Registration
Statement Number 33-22223 on Form S-8, (ii) the
Registration Statement Number 33-35856 on Form S-8,
(iii) the Registration Statement Number 33-49042 on
Form S-8 and (iv) the Registration Statement Number 33-
64108 on Form S-8 pertaining to the 1988 Non-Employee
Director Stock Option Plan of Electrosource, Inc.; the
Registration Statement Number 33-65386 on Form S-8 pertaining to the 1993 Non-Employee Consultant Stock
Option Plan of Electrosource, Inc.; the Registration
Statement Number 33-63363 on Form S-8 pertaining to the 1994 Stock Option Plan of Electrosource, Inc.; the
Registration Statement Number 33-31101 on Form S-8 pertaining to the 1996 Stock Option Plan of Electrosource, Inc.; the Registration Statement
(Amendment Number 2 to Form S-3 Number 33-63361) and related Prospectus for the registration of 185.934 shares of Electrosource, Inc. Common Stock; the Registration Statement
(Form S-3 Number 333-04637) and related Prospectus for the registration of 80,610 shares of Electrosource, Inc. common stock; the Registration Statement (Form S-3 Number 333-10715) and related Prospectus for the registration of 1,231 shares of Electrosource, Inc. common stock; and the Registration Statement (Form S-3 Number 333-25659) and related Prospectus for the registration of 437,674 shares of Electrosource, Inc. common stock of our report dated March 5, 1999, with respect to the financial statements of Electrosource, Inc. as of and for the years ended December 31, 1998 and 1997 included in the Annual Report (Form 10-K) for the year ended
December 31, 1999.


                         /s/ Ernst & Young LLP

Austin, Texas
March 28, 2000